UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2020

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1350 South Loop Road, Suite 130

Alameda, California 94502

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

4836-2668-5116.1

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2020, the Company held its 2020 annual meeting of stockholders. Of the 21,513,373 shares of common stock outstanding and entitled to vote, 18,354,567 shares, or 58.32%, were represented in person or by proxy at the meeting. The matters voted upon at the meeting and the results of those votes are as follows:

Proposal 1 - Election of Class I Directors

Stockholders elected, by the vote indicated below, both of the Company’s nominees as Class I Directors to serve three-year terms expiring at the 2023 annual meeting:

	Votes For	Votes Withheld	Broker Non-Votes
Joon Kyung Kim	14,709,653	39,375	3,605,557
Seong Gyun Kim	12,839,678	1,909,332	3,605,557

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, by the vote indicated below:

Votes For	Votes Against	Abstain
18,262,621	51,070	40,876

Proposal 3 - Advisory Vote to Approve Executive Compensation

Stockholders approved an advisory non-binding resolution approving the compensation of the Company’s named executive officers, by the vote indicated below:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,682,217	53,670	13,123	3,305,557

4836-2668-5116.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020	DASAN Zhone Solutions, Inc.

	By:	/s/ Thomas J. Cancro
Thomas J. Cancro
Chief Financial Officer and Treasurer

4836-2668-5116.1